UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

CHEETAH NET SUPPLY CHAIN SERVICE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On October 15, 2026, Cheetah Net Supply Chain Service Inc. (the “Company”) issued the following press release.

Cheetah Net Supply Chain Service Inc. Statement Regarding Preliminary Stockholder Consent Solicitation

IRVINE, Calif., October 15, 2026 Cheetah Net Supply Chain Service Inc. (NASDAQ: CTNT) today announced that it acknowledges the revised preliminary consent solicitation statement filed by Takeover Time 2026 LLC seeking to remove and replace the Company's Board of Directors.

The Board takes its responsibility to protect the interests of all stockholders seriously. Stockholders deserve transparent financial reporting, effective internal controls, disciplined capital allocation and independent oversight of significant financial and strategic decisions.

The Company is reviewing the implications of the proposed Board replacement, including the potential effects on management oversight, ongoing contractual commitments, financing arrangements and strategic initiatives. Stockholders should have an opportunity to evaluate the qualifications, independence, experience and proposed priorities of all candidates before deciding how to respond to the solicitation.

The Board's focus remains on protecting stockholder value, strengthening governance and financial reporting, maintaining appropriate oversight of the Company's assets and obligations, and providing stockholders with material information necessary to make an informed decision.

The Company intends to communicate further information as appropriate and encourages stockholders to review the Company's filings with the U.S. Securities and Exchange Commission (the "SEC") and any subsequent definitive solicitation materials carefully before taking action.

About Cheetah Net Supply Chain Service Inc.

Cheetah Net Supply Chain Service Inc. is engaged in two principal business areas: logistics and warehousing and international trading. The Company's logistics and warehousing business includes logistics coordination, warehousing and general labor support services. Following its acquisition of Super International Trading Limited in May 2026, the Company also commenced the international trading of large-scale industrial equipment. Through its ongoing business development and strategic acquisitions, Cheetah continues to seek opportunities to diversify its operations, expand its product and service offerings and develop additional sources of revenue.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company's current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, "anticipate," "believe," "continue," "estimate," "expect," "future," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company's filings with the SEC, including under the caption "Risk Factors."

Important Additional Information and Where to Find It

The Company intends to file a preliminary consent revocation statement with the SEC, together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Takeover Time 2026 LLC and the members of its group (collectively, the "Takeover Time Group") seeking to remove and replace members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (https://cheetah-net.com/).

Participants in the Solicitation

The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with Takeover Time Group's consent solicitation. Information about the Company’s executive officers and directors and such persons’ direct or indirect interests in the Company, by security holdings or otherwise, is available in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 20, 2026 (the “Form 10-K”) under the headings “Part III – Item 10. Directors, Executive Officers and Corporate Governance” and “Part III – Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”. Additionally, you may visit the Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC for our executive officers’ and directors’ beneficial ownership positions of our securities, available here. Copies of the documents filed by the Company with the SEC are available free of charge at the SEC's website at www.sec.gov and are also available by accessing the Company’s website at https://cheetah-net.com/. Updated information, if any, regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent revocation statement and other materials to be filed by the Company with the SEC.

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

ir@cheetah-net.com